EXHIBIT 10.1

First AMENDMENT TO Second AMENDED AND RESTATED CREDIT AGREEMENT

This FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), is entered into as of March 21, 2017, by and among ARC GROUP WORLDWIDE, INC., a Utah corporation (the “Parent”), ADVANCED FORMING TECHNOLOGY, INC. a Colorado corporation (“AFT”), ARC WIRELESS, INC., a Delaware corporation (“Wireless”), FLOMET LLC, a Delaware limited liability company (“Flomet”), GENERAL FLANGE & FORGE LLC, a Delaware  limited liability company (“General Flange”), 3D MATERIAL TECHNOLOGIES, LLC, a Delaware limited liability company (“3D Material”), QUADRANT METALS TECHNOLOGIES LLC, a Delaware limited liability company (“Quadrant”), ARC METAL STAMPING, LLC, a Delaware limited liability company (“Stamping”), ADVANCE TOOLING CONCEPTS, LLC, a Colorado limited liability company (“Tooling”), ARC WIRELESS, LLC, a Delaware limited liability company (“Wireless LLC”), and THIXOFORMING LLC, a Colorado limited liability company (“Thixoforming” and together with AFT, Wireless, Flomet, General Flange, 3D Material, Quadrant, Stamping, Tooling and Wireless LLC, each a “Borrower” and, collectively the “Borrowers”) the Lenders (as defined below) party hereto, and the Administrative Agent (as defined below).

RECITALS:

WHEREAS, the Parent, the Borrowers party thereto, the lenders from time to time party thereto (the “Lenders”), and Citizens Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and Collateral Agent, are parties to the Second Amended and Restated Credit Agreement, dated as of September 29, 2016 (as the same may be amended, supplemented or otherwise modified from time to time, the “Second Amended and Restated Credit Agreement”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Second Amended and Restated Credit Agreement; and

WHEREAS, the Parent and the Borrowers wish to amend the Second Amended and Restated Credit Agreement on the terms set forth herein;

WHEREAS, the Administrative Agent and the Lenders are willing to amend the Second Amended and Restated Credit Agreement as provided for herein;

NOW THEREFORE, in consideration of the premises and the agreements herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Interpretation.

1.1 Interpretation.  This Amendment shall be construed and interpreted in accordance with the rules of construction set forth in Sections 1.02,  1.03,  1.04,  1.05 and 1.06 of the Second Amended and Restated Credit Agreement.

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Section 2. Amendment to Second Amended and Restated Credit Agreement.

2.1 Amendment of Section 1.01 (Defined Terms).  Section 1.01 of the Second Amended and Restated Credit Agreement is hereby amended by amending and restating clause (viii) of the definition of “Consolidated EBITDA” by replacing “$350,000” with “$375,000” as it appears therein.

2.2 Amendment of Section 1.01 (Defined Terms).  Section 1.01 of the Second Amended and Restated Credit Agreement is hereby amended by amending and restating the definition of “Fixed Charge Coverage Ratio” in its entirety as follows:

“Fixed Charge Coverage Ratio” means, for any period, the ratio of (a) Consolidated EBITDA minus the unfinanced portion of Capital Expenditures (other than (i) Tooling Capex and (ii) Capital Expenditures made by any Borrower the Equity Interests of which are Disposed of in a Non-Core Business Disposition during such period) minus expense for taxes paid in cash (other than (i) any taxes resulting from any gains realized as a result of any Non-Core Business Disposition and (ii) any taxes attributable to the income of any Borrower the Equity Interests of which are Disposed of in a Non-Core Business Disposition during such period) minus Restricted Payments paid in cash minus earn-out obligations paid in cash to (b) Fixed Charges, all calculated for the Parent and its Subsidiaries for such period on a consolidated basis in accordance with GAAP.

2.3 Amendment of Section 1.01 (Defined Terms).  Section 1.01 of the Second Amended and Restated Credit Agreement is hereby amended by amending and restating the definition of “Reserves” in its entirety as follows:

 “Reserves” means reserves in such amounts, and with respect to such matters, as the Administrative Agent shall deem necessary or appropriate in its reasonable credit judgment exercised in good faith, against the Borrowing Base or Availability, including without limitation with respect to (i) price adjustments, damages, unearned discounts, returned products or other matters for which credit memoranda are issued in the ordinary course of any Loan Party’s business; (ii) potential dilution related to Accounts; (iii) shrinkage, spoilage and obsolescence of any Loan Party’s Inventory; (iv) slow moving Inventory; (v) other sums chargeable against the Borrowers as Revolving Loans under any section of this Agreement; (vi) amounts owing by any Loan Party to any Person to the extent secured by a Lien on, or trust over, any interest in any kind of property or asset of any Loan Party, whether real, personal or mixed, or tangible or intangible; (vii) amounts owing by any Loan Party in connection with Obligations under Secured Hedge Agreements and Cash Management Obligations; (viii) rent for locations at which Inventory is stored and as to which the Collateral Agent has not received a satisfactory landlord’s agreement or bailee letter, as applicable, (ix) the Colorado Environmental Reserve, (x) Non-Core Business Disposition Tax Reserves and (xi) such other specific events, conditions or contingencies as to which the Administrative Agent, in its reasonable credit judgment exercised in good faith, determines reserves should be established from time to time hereunder; provided, that, notwithstanding the foregoing, the

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Administrative Agent shall not establish any Reserves in respect of any matters relating to any items of Collateral that have been taken into account in determining Eligible Accounts or Eligible Inventory, as applicable.

2.4 Amendment of Section 1.01 (Defined Terms).  Section 1.01 of the Second Amended and Restated Credit Agreement is hereby amended by inserting the following definition in the correct alphabetical order:

“Non-Core Business Disposition Tax Reserves” means reserves against the Borrowing Base and Availability with respect to anticipated tax obligations of the Parent and its Subsidiaries in connection with any gains related to any Non-Core Business Disposition, in such amounts as the Administrative Agent shall deem necessary or appropriate in its reasonable credit judgment exercised in good faith.

2.5 Amendment of Section 2.03 (Prepayments). Section 2.03(b) of the Second Amended and Restated Credit Agreement is hereby amended by amending and restating clause (vii) in its entirety as follows:

(vii) Not later than the fifth Business Day after the date of any Non-Core Business Disposition by the Parent or any of its Subsidiaries, the Borrowers will prepay the Loans hereunder in an aggregate amount equal to 100% of the amount, if any, of such Net Cash Proceeds from such Non-Core Business Disposition received by the Parent or any of its Subsidiaries on the date of such Non-Core Business Disposition less the amount of any  prepayment of the Subordinated Debt made in reliance on Section 7.13(a)(v). Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, the Borrowers shall not be required to make any prepayment of the Loans under this Section 2.03(b)(vii) with respect to Net Cash Proceeds received by the Parent or any of its Subsidiaries from a Non-Core Business Disposition of Tekna Seal to the extent that, (x) on or prior to the date such Net Cash Proceeds would otherwise be required to be so applied, the Parent notifies the Administrative Agent that such Net Cash Proceeds are to be reinvested in assets used or usable in the business of the Parent or any of its Subsidiaries or used to prepay the Subordinated Debt in reliance on Section 7.13(a)(v), in each case, within 180 days of each such Non-Core Business Disposition, (y) the Administrative Agent has established a reserve against the Borrowing Base and Availability in the amount of such Net Cash Proceeds to be reinvested or prepaid to the holders of the Subordinated Debt which reserve shall remain in effect until such time as (A) such Net Cash Proceeds are reinvested, applied to prepay the Subordinated Debt in reliance on Section 7.13(a)(v) or applied to prepay the Loans as provided in clause (viii)(B)(y) below or (B) such prepayment is waived in accordance with the terms hereof, and (z) in the case of any reinvestment, on or prior to the date of such reinvestment, the Parent shall deliver a certificate of a Responsible Officer of the Parent setting forth a reasonably detailed description of the assets to be acquired or improved in connection with such reinvestment, and if such Net Cash Proceeds to be reinvested or to be prepaid to the holders of the Subordinated Debt are not in fact reinvested or applied to prepay the Subordinated Debt in reliance on Section 7.13(a)(v), in each case, within

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180 days after receipt thereof, then such proceeds shall be due and payable, and, in each case, applied to the prepayment of Loans as provided in this clause (viii) at the expiration of such 180-day period),

2.6 Amendment of Section 2.03 (Prepayments).  Section 2.03(b) of the Second Amended and Restated Credit Agreement is hereby further amended by amending and restating clause (B) of clause (viii) in its entirety as follows:

(B) each prepayment of Loans pursuant to Section 2.03(b)(vii) shall be applied, (1) to the extent sufficient to satisfy clause (iii) of the definition of Payment Conditions, first, to the outstanding Swingline Loans, next, to outstanding Revolving Loans, then to the Cash Collateralization of Letters of Credit and (2) then, pro rata to the Term Loans then outstanding, and applied in inverse order of maturity to the remaining principal installments thereof; provided that to the extent the Parent has notified the Administrative Agent that such Net Cash Proceeds are to be reinvested in assets used or usable in the business of the Parent or any of its Subsidiaries or used to prepay the Subordinated Debt, in accordance with clause (vii) above, (x) until the 180th day following receipt of such Net Cash Proceeds such Net Cash Proceeds shall be applied first, to the outstanding Swingline Loans, next, to outstanding Revolving Loans, then to the Cash Collateralization of Letters of Credit and (y) on the 180th day following receipt of such Net Cash Proceeds, to the extent such Net Cash Proceeds have not been reinvested or applied to prepay the Subordinated Debt in reliance on Section 7.13(a)(v) and the applicable prepayment shall not have been waived in accordance with the terms hereof, the Borrowers shall be deemed to have requested, and the Lenders shall be deemed to have made, Revolving Loans to the Borrowers in an amount equal to such Net Cash Proceeds that were not reinvested or applied to prepay the Subordinated Debt in reliance on Section 7.13(a)(v) and the principal amount of such Revolving Loans shall be deemed to have been applied to retire an equivalent principal amount of the Term Loans (which shall be applied pro rata to the Term Loans in inverse order of maturity to the remaining principal installments thereof)..

2.7 Amendment of Section 7.13(a) (Payments, Prepayments, etc. of Indebtedness; Earn-out Payments).  Section 7.13(a) of the Second Amended and Restated Credit Agreement is hereby further amended by amending and restating clause (v) in its entirety as follows:

(v)on or prior to the 5th Business Day (or, solely with respect to a Non-Core Disposition of Tekna Seal, the 180th day) after the receipt of such Net Cash Proceeds, prepayments of the Subordinated Debt with the Net Cash Proceeds of a Non-Core Business Disposition, to the extent not applied to the payment or prepayment of the Term Loans, provided that no Default or Event of Default shall have occurred and be continuing before or after giving effect to such prepayment, clauses (iii) and (iv) of the definition of Payment Conditions shall be satisfied after giving effect to such prepayment and any such payment or prepayment of Revolving Loans, as evidenced by a certificate of a Responsible Officer of the Parent setting forth reasonably detailed calculations evidencing satisfaction of clauses (iii) and (iv) of the definition of Payment Conditions and a reasonably

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detailed calculation of the Net Cash Proceeds of such Non-Core Business Disposition; provided further that in no event shall any prepayment of the Subordinated Debt made in reliance on this Section 7.13(a)(v) cause the outstanding principal amount of the Subordinated Debt to be reduced to an amount that is less than $10,000,000.

Section 3. Effectiveness.
3.1 Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of the following condition precedent:

(a) this Amendment shall have been (i) executed by the Parent, each Borrower, the Administrative Agent and each Lender and (ii) acknowledged by each of the other Loan Parties, and in each case, counterparts hereof as so executed or acknowledged shall have been delivered to the Administrative Agent, sufficient in number for distribution to the Administrative Agent, each Lender and the Parent;

3.2 Amendment Effective Date. This Amendment shall be effective on the date upon which the conditions precedent set forth in Section 3.1 above are satisfied.
Section 4. Affirmation.

Each of the Loan Parties hereby consents and agrees to and acknowledges and affirms the terms of this Amendment.  Each of the Loan Parties hereby further agrees that their respective obligations under the Second Amended and Restated Credit Agreement, the Guarantee and Security Agreement and each of the other Loan Documents shall remain in full force and effect and shall be unaffected hereby.

Section 5. Representations and Warranties. Each Loan Party hereby represents and warrants to the Administrative Agent and the Lenders party hereto as follows:
5.1 Power and Authority. It has all requisite power and authority to execute and deliver this Amendment and perform its obligations hereunder.

5.2 Authorization.  It has taken all necessary corporate or limited liability company action, as applicable, to duly authorize the execution and delivery of, and performance of its obligations under, this Amendment and this Amendment has been duly executed and delivered by its duly authorized officer or officers.

5.3 Non-Violation.  The execution and delivery of this Amendment and the performance and observance by it of the terms and provisions hereof (a) do not violate or contravene its Organization Documents or any applicable Laws or (b) conflict with or result in a breach or contravention of any provision of, or constitute a default under, any other agreement, instrument or document binding upon or enforceable against it.

5.4 Validity and Binding Effect.  Upon satisfaction of the conditions set forth in Section 5.1 above, this Amendment shall constitute a legal, valid and binding agreement of such Loan Party, enforceable against it in accordance with its terms, except as such enforceability may

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be limited by Debtor Relief Laws and by general principles of equity and principles of good faith and fair dealing.

5.5 Representations and Warranties in Second Amended and Restated Credit Agreement.  The representations and warranties of each Loan Party contained in the Second Amended and Restated Credit Agreement as modified hereby are true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the date hereof as though made on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date.

5.6 No Consent.  No consent, exemption, authorization or approval of, registration or filing with, or any other action by, any Governmental Authority is required in connection with this Amendment or the execution, delivery, performance, validity or enforceability of this Amendment, except consents, exemptions, authorizations, approvals, filings and actions which have been obtained or made and are in full force and effect.

5.7 No Event of Default. No Default or Event of Default exists before, nor will occur immediately after, giving effect to this Amendment or as a result of observing any provision hereof.
Section 6. Miscellaneous.
6.1 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
6.2 Survival of Representations and Warranties. All representations and warranties made hereunder shall survive the execution and delivery of this Amendment.

6.3 Severability.  Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

6.4 Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

6.5 Loan Documents Unaffected.  Each reference to the Second Amended and Restated Credit Agreement in any Loan Document shall hereafter be construed as a reference to the Second Amended and Restated Credit Agreement as modified hereby.  Except as otherwise specifically provided, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Second Amended and Restated Credit Agreement or any other Loan Document, nor alter, modify, amend or in any way affect any provision of the Second Amended and Restated Credit Agreement or any other Loan Document, including, without limitation, the guarantees, pledges and grants of security interests,

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as applicable, under each of the Collateral Documents, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Amendment is a Loan Document.

6.6 Entire Agreement.  This Amendment, together with the Second Amended and Restated Credit Agreement and the other Loan Documents, integrates all the terms and conditions mentioned herein or incidental hereto and supersede all oral representations and negotiations and prior writings with respect to the subject matter hereof.

6.7 Acknowledgments. Each Loan Party hereby acknowledges that:

(a) it has consulted and been advised by its own legal counsel in the negotiation, execution and delivery of this Amendment and the other Loan Documents and it has consulted its own accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(b) it is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Amendment and by the other Loan Documents;

(c) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Loan Party arising out of or in connection with this Amendment or any of the other Loan Documents, and the relationship between the Administrative Agent and the Lenders, on one hand, and the Loan Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor;

(d) the Lenders have no obligation to the Loan Parties or any of their respective Affiliates with respect to the transactions contemplated by this Amendment and by the other Loan Documents, except any obligations expressly set forth in this Amendment and in the other Loan Documents;

(e) the Lenders and their Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and the Lenders have no obligation to disclose any of such interests to the Loan Parties or any of their respective Affiliates; and

(f) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Loan Parties and the Lenders.

6.8 Release.  Immediately upon the execution and acceptance of this Amendment, each Loan Party and each of their respective successors, assigns, subsidiaries, affiliates, insurers, employees, attorneys, agents, representatives and other persons and/or entities connected therewith, hereby fully and forever compromises, settles, releases, acquits and discharges the Administrative Agent, the Lenders, the Arranger and their respective Affiliates (collectively, the “Released Parties”) and each of the Released Parties’ present, former and future directors, officers, employees, agents, partners, trustees, advisors or other representatives and other persons and/or entities connected therewith (collectively, the “Releasees”) from any and all debts, claims, demands, liabilities, responsibilities, disputes, causes, damages, actions, causes of action (whether at law and/or in equity) and obligations of every nature whatsoever (whether liquidated or unliquidated, known or unknown, asserted or unasserted, foreseen or unforeseen, matured or

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unmatured, fixed or contingent) that each Loan Party has, had and/or may claim to have against any of the Releasees which arise from or relate to any actions which any of the Releasees have and/or may have taken or have and/or may have omitted to take prior to the date this Agreement was executed and, without limiting the foregoing, with respect to the Second Amended and Restated Credit Agreement and/or any documents executed and/or delivered in connection with the foregoing.

6.9 Counterparts.  This Amendment may be executed by the parties hereto separately in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.  Transmission by a party to another party (or its counsel) via facsimile or electronic mail of a signed copy of this Amendment (or a signature page of this Amendment) shall be as fully effective as delivery by such transmitting party to the other parties hereto of a counterpart of this Amendment that had been manually signed by such transmitting party.

6.10 Governing Law.  THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).  TO THE FULLEST EXTENT PERMITTED BY LAW, THE PARENT, EACH BORROWER, AND EACH GUARANTOR BY ITS ACKNOWLEDGMENT HEREOF HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK GOVERNS THIS AMENDMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

6.11 Jury Trial Waiver.  EACH OF THE PARTIES TO THIS AMENDMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OF THE OTHER LOAN DOCUMENTS (INCLUDING, WITHOUT LIMITATION, ANY AMENDMENTS, WAIVERS OR OTHER MODIFICATIONS RELATING TO ANY OF THE FOREGOING), OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

Advanced Forming Technology, Inc., as a Borrower
By: /s/ Drew M. Kelley
Name: Drew M. Kelley Title: CFO
ARC WIRELESS, INC., as a Borrower
By: /s/ Drew M. Kelley
Name: Drew M. Kelley Title: CFO
FLOMET LLC, as a Borrower
By: /s/ Drew M. Kelley
Name: Drew M. Kelley Title: CFO
GENERAL FLANGE & FORGE LLC, as a Borrower
By: /s/ Drew M. Kelley
Name: Drew M. Kelley Title: CFO
TEKNA SEAL LLC, as a Borrower
By: /s/ Drew M. Kelley
Name: Drew M. Kelley Title: CFO
3D MATERIAL TECHNOLOGIES, LLC, as a Borrower
By: /s/ Drew M. Kelley

[Signature Page to First Amendment to Credit Agreement]

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Name: Drew M. Kelley Title: CFO

Quadrant metals technologies llc, as a Borrower

By:  /s/ Drew M. Kelley

Name: Drew M. Kelley

Title: CFO

ARC WIRELESS, llc, as a Borrower

By:  /s/ Drew M. Kelley

Name: Drew M. Kelley

Title: CFO

THIXOFORMING llc, as a Borrower

By:  /s/ Drew M. Kelley

Name: Drew M. Kelley

Title: CFO

 ARC METAL STAMPING, llc, as a Borrower

By:  /s/ Drew M. Kelley

Name: Drew M. Kelley

Title: CFO

ADVANCE TOOLING CONCEPTS, llc, as a Borrower

By:  /s/ Drew M. Kelley

Name: Drew M. Kelley

Title: CFO

ARC GROUP WORLDWIDE, INC., as the Parent

By: /s/ Drew M. Kelley Name: Drew M. Kelley Title: CFO

[Signature Page to First Amendment to Credit Agreement]

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CITIZENS BANK, N.A., as Administrative Agent and Collateral Agent and as a Lender
By:	/s/ Kenneth Wales
	Name:	Kenneth Wales
	Title:	Vice President

[Signature Page to First Amendment to Credit Agreement]

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